As filed with the United States Securities and Exchange Commission on June 7, 2024

Registration No. 333-279598

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Perceptive Capital Solutions Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1783595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

51 Astor Place, 10th Floor
New York, New York 10003
Tel.: +1 (212) 284 2300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Adam Stone
51 Astor Place, 10th Floor
New York, New York 10003
Tel.: +1 (212) 284 2300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Christian O. Nagler Peter S. Seligson Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel.: 1+ (212) 446 4800	Joel L. Rubinstein Daniel Nussen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel.: +1 (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Perceptive Capital Solutions Corp is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-279598) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Ordinary Share Certificate.*
5.1	Opinion of Ogier (Cayman) LLP, Cayman Islands Counsel to the Registrant.**
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the other Holders signatory thereto.*
10.3	Form of Private Placement Shares Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services and Indemnification Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of March 27, 2024, issued to the Sponsor.*
10.7	Securities Subscription Agreement, dated March 27, 2024, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement among the Registrant, the Sponsor and each director and executive officer of the Registrant.*
21.1	List of Subsidiaries of Registrant.*
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).**
24	Power of Attorney (included on the signature page of this Registration Statement).*
99.1	Consent of Mark C. McKenna.*
99.2	Consent of Kenneth Song.*
99.3	Consent of Harlan W. Waksal.*
107	Filing Fee Table.*

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of June, 2024.

PERCEPTIVE CAPITAL SOLUTIONS CORP

By:	/s/ Adam Stone
Name:	Adam Stone
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman of the Board of Directors	June 7, 2024
Joseph Edelman

/s/ Adam Stone	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2024
Adam Stone

*	Chief Business Officer and Director	June 7, 2024
Michael Altman

*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2024
Sam Cohn

* By:	/s/ Adam Stone
Adam Stone
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Perceptive Capital Solutions Corp, in the City of New York, New York, on the 7th day of June, 2024.

By:	/s/ Adam Stone
Name: Adam Stone
Title: Authorized Representative